Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-249408, 333-265820, 333-280935 and 333-288466) and on Form F-3 (Nos. 333-274218, 333-240260 and 333-286151) of Immatics N.V. of our report dated March 5, 2026, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Stuttgart, Germany

March 5, 2026

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Marcus Nickel Wirtschaftsprüfer (German Public Auditor)	/s/ Jens Rosenberger Wirtschaftsprüfer (German Public Auditor)